EXHIBIT 10.2
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                          FORM OF EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, dated as of January 1, 2002 (this "Agreement"), by and between Tremor Entertainment, Inc., a Nevada corporation (the "Company"), and Steven Oshinsky (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive has heretofore performed services on behalf of the Company for which the Company acknowledges and hereby confirms that remuneration is past due and owing; and

     WHEREAS, the Company wishes to memorialize employment of the Executive and the Executive desires to continue in the employment of the Company, all upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. TERM. The Company hereby employs the Executive, and the Executive hereby accepts employment hereunder, for an initial term of two (2) years commencing on the date hereof, subject to earlier termination as provided in Section 9 hereof (the "Employment Term").

     2. POSITION AND DUTIES; REPRESENTATIONS OF EXECUTIVE.

          (a) During the Employment Term, the Company shall employ the Executive, and the Executive shall serve, as the Chairman and Chief Executive Officer. The Executive shall report directly to the Board of Directors of the Company (the "Board"). The parties agree that the Executive's title and such reporting structure shall not be changed without the written approval of the Executive.

          (b) The Executive shall be responsible for overseeing the business of the Company and shall supervise the Officers of the Company, and shall perform such duties and have such responsibilities as are customarily performed and enjoyed by persons employed in comparable positions, subject, however, in all instances to the direction and control of the Board. The Executive shall perform such other duties as may be assigned to him by the Board.

          (c) Subject to Section 2(d) hereof, the Executive shall devote a substantial portion of his business time, labor, skill and energy to conducting the business and affairs of the Company and to performing his duties and responsibilities to the Company as set forth in Section 2(b) hereof. The Company acknowledges that the Executive is engaged in various other business activities.

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          (d) Notwithstanding anything set forth in Section 2(d) hereof, the
Executive shall be entitled to devote reasonable periods of time and effort to the following: (i) charitable and community activities; (ii) the management of the Executive's personal investment assets; (iii) serving as a director and officer of other business entities; and (iv) various other business activities; provided that performing any of the foregoing activities does not materially interfere with the Executive's performance of his responsibilities and duties hereunder.

          (e) The Executive represents and warrants to the Company that the Executive has the right to negotiate and enter into this Agreement, and the Executive's execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which the Executive is a party, or otherwise subject.

     3.   COMPENSATION.

          (a) Base Salary. For the first year of the Employment Term, as full consideration for the Executive's services hereunder, the Company shall pay to the Executive a base salary at an annual rate of $125,000 (as the same may be adjusted from time to time, the "Base Salary"). The Base Salary shall be payable in equal installments in conformity with the Company's normal payroll practices. Notwithstanding anything to the contrary contained herein, at any time during the first year of the Employment Term, the Executive, at its sole option, may elect in lieu of cash payment to receive the Base Salary in the form of an aggregate of 500,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable and accruing to the Executive in eleven equal monthly installments of 41,666 shares of Common Stock and a final installment in the twelfth month of 41,674 shares of Common Stock.

          (b) Adjustment to Base Salary. After the first year of the Employment Term, the Base Salary shall be subject to annual review and, if the Board deems it appropriate, increased by the Board based on the financial performance of the Company and such other criteria as the Board considers appropriate.

          (c) Bonus. The Executive may receive bonus compensation with respect to each fiscal year of the Company during which he is employed hereunder, commencing with the fiscal year ending March 31, 2002, it being understood that the determination of whether to pay any such bonus and the amount thereof shall be made by the Board, in its sole and absolute discretion.

     4.   EMPLOYEE BENEFITS.

          (a) During the period of the Executive's employment with the Company hereunder, the Executive shall be entitled to receive such other perquisites and fringe benefits generally made available by the Company to its senior executives and key


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management employees as a group, in accordance with the plans and policies of the Company from time to time in effect, including, without limitation medical insurance, health and accident insurance, disability or similar plan or program of the Company now existing or established hereafter available to other employees of the Employer in similar positions as the Executive. The Company unilaterally may implement changes to any such plans or programs (including elimination of any such plan or program) in the Company's sole discretion.

          (b) The Executive shall be entitled to paid vacation time and holidays per annum in accordance with the Company's policies from time to time in effect and as is consistent with his position with the Company and the performance of his duties hereunder; provided that the Executive shall not take vacation time at any time that would materially interfere with the business or operations of the Company.

          (c) The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred by the Executive in accordance with his duties and responsibilities hereunder, including, without limitation, telephone and facsimile charges incurred by the Executive on behalf of the Company in the performance of his duties hereunder, upon the presentation by the Executive of appropriate evidence and documentation of the incurrence thereof in accordance with the Company's policies from time to time in effect. The Company shall reimburse the Executive for membership dues in professional organizations, if such membership is reasonably necessary to conduct the business of the Company. In addition, during the Employment Term, the Executive shall receive $1,500 per month as an automobile allowance for the lease or purchase of an automobile, and $300 per month to purchase health insurance outside the Company's California policy.

          (d) The Executive shall be entitled to first class travel and hotel accommodations for all business-related travel necessitated by the Executive's performance of his duties and responsibilities to the Company.

     5. INSURANCE. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering the Executive, in any amount the Company deems necessary to protect the Company's interest hereunder, and the Executive shall have no right, title or interest in or to any such insurance or the proceeds thereof. The Executive shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other examinations and by signing such applications, statements and other instruments as may be reasonably required by any insurance company in connection with obtaining such insurance coverage.

     6. DEDUCTIONS AND WITHHOLDINGS. All amounts payable or which become payable to the Executive under any provision of this Agreement shall be subject to such deductions and withholdings as is required by applicable law.


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

     7. INDEMNIFICATION. The Company shall indemnify the Executive in his capacity as an officer of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party, directly or indirectly, by reason of his being or having been a director or officer of the Company, or because of actions taken by the Executive as a director or officer of the Company which were believed by the Executive to be in the best interests of the Company, and the Executive shall be entitled to be covered by any directors' and officers' liability insurance policies which the Company maintains for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, the defense of the Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Executive. Should the Executive determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Executive. If the Company does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Executive, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by the Executive) incurred by the Executive in connection with any such action, suit or proceeding; provided that the Executive provides the Company with reasonable assurances and/or security that the Executive will be able to repay the amounts advanced if it is ultimately determined by the Company that the Executive was not entitled to indemnification.

     8.   TERMINATION.

          (a) Termination by the Company Upon Death. The Executive's employment under this Agreement shall terminate immediately upon the Executive's death, subject to Section 9(a) hereof.

          (b) Termination by the Company With Cause. The Company shall have the right to terminate the Executive's employment hereunder for Cause, subject to
Section 9(a) hereof. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the Executive's knowing and willful breach of Executive's material duties and responsibilities under this Agreement, which such breach is not cured within thirty (30) days after receipt of written notice thereof by the Executive from the Company; (ii) the Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of a crime constituting a felony against the Company; or (iii) an act of fraud or embezzlement with respect to the Company or its assets or the unauthorized usurpation of a corporate opportunity. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive, together with a notice setting forth in reasonable detail the facts and circumstances claimed to provide a


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

basis for termination of the Executive's employment under clause (i), (ii) or
(iii) above, a copy of a resolution, duly adopted by the affirmative vote of the entire membership of the Board (other than the Executive) at a meeting of the Board called and held for such purpose (after reasonable written notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii), and specifying the particulars thereof in detail.

          (c) Termination by the Company Without Cause. The Company may terminate the Executive's employment hereunder Without Cause at any time during the Employment Term of this Agreement, subject to Section 9(b) hereof. For purposes of this Agreement, the term "Without Cause" shall mean the termination of the Executive's employment hereunder for a reason or for no reason, which is not pursuant to Sections 8(a), 8(b) or 8(d) hereof.

          (d) Termination by the Company Upon Disability. If the Executive shall be unable to perform his duties and responsibilities hereunder by reason of illness or other incapacity, his failure so to perform his duties will not be grounds for terminating his employment for Cause by the Company; provided, however, should the period of such illness incapacity prevent the Executive from performing his duties hereunder for six (6) consecutive months or more than eight (8) months in any twelve (12) month period during the Employment Terms (a "Disability Occurrence"), then the Company may terminate the Executive's employment hereunder due to the Disability Occurrence, subject to Section 9(a) hereof.

          (e) Termination by the Executive With Good Reason. The Executive shall have the right to terminate the Executive's employment hereunder for Good Reason, subject to Section 9(b) hereof. For purposes of this Agreement, the term "Good Reason" shall mean any one or more of the following actions taken by the Company without the written consent of the Executive: (i) any failure by the Company to pay, or any material reduction by the Company of the Base Salary, or the breach by the Company of any of the material terms and provisions of this Agreement or its part to be observed or performed hereof, which failure is not cured within thirty (30) days after receipt of written notice thereof by the Company from the Executive; or (ii) a material diminution in the Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his position with the Company.

     9.   EFFECT OF TERMINATION.

          (a) Upon termination of the Executive's employment hereunder pursuant to Sections 8(a), 8(b) or 8(d) hereof, the Executive (or his estate or other designated beneficiary, as applicable) shall be entitled to receive the following: (i) all accrued but unpaid Base Salary through the date of such termination; (ii) except in the case of termination of the Executive's employment for Cause, any unpaid bonus compensation in respect of a fiscal year ended prior to the date of termination, if and only if the Board has determined that such a bonus was to be paid to the Executive; (iii)


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payment in respect of any accrued but unused vacation time; and (iv) any payments under any applicable life (other than key man life insurance) or disability insurance plans that are properly payable that have not been paid.

          (b) Upon termination of the Executive's employment hereunder pursuant to Sections 8(c) or 8(e) hereof, the Executive shall be entitled to receive the following: (i) all accrued but unpaid Base Salary through the date of such termination; (ii) any unpaid bonus compensation in respect of a fiscal year ended prior to the date of termination, if and only if the Board has determined that such a bonus was to be paid to the Executive; (iii) payment in respect of accrued but unused vacation time; and (iv) a severance payment from the Company equal to the product of Executive's Base Salary multiplied by either (A) one (1) year or (B) the period of time remaining under the Employment Term, whichever is greater. Any such severance payment shall be due regardless of whether or not the Executive engages in or seeks other employment following the date of such termination).

     10.  RESTRICTIONS RESPECTING CONFIDENTIAL INFORMATION, COMPETITION, ETC.

          (a) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information (as such term is hereinafter defined). The Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach any of the provisions of this
Section 11 or if the Executive were to disclose or make unauthorized use of any Confidential and Proprietary Information. Accordingly, the Executive expressly acknowledges and agrees that the Executive is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 10 are fair and reasonable and necessary to adequately protect the Company.

          (b) For purposes of this Agreement, the term "Confidential and Proprietary Information" shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Company or any of its subsidiaries or any of its trade secrets, including, without limitation, research and development plans or projects; data and reports; computer materials such as programs, instructions and printouts; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property strategies and any work on any patents, trademarks, tradenames or universal resource locators, prior to any filing or the use thereof in commerce; pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques, source codes, object codes, algorithms, the nature of any patents or patent applications; and (ii) any other information,


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

documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company or any of its subsidiaries a material competitive advantage over any entity not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (1) that is known to the general public other than due to a breach of this Agreement by the Executive or (2) was disclosed to the Executive by a person or entity who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

          (c) The Executive hereby covenants and agrees that, while the Executive is employed by the Company and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Company; or
(iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing). Following the Employment Term, the Executive shall return to the Company any property or assets of the Company in the Executive's possession. The Executive hereby irrevocably assigns and transfers to the Company and agrees to transfer and assign to the Company any right, title and interest in and to the Confidential and Proprietary Information, and to applications for patents and patents granted thereupon and to all copyrightable material related thereto, all of which shall constitute "work for hire."

          (d) While the Executive is employed by the Company and for one (1) year after the Executive ceases to be employed by the Company, the Executive shall not, directly or indirectly, solicit to employ or employ for himself or others any employee of the Company or any subsidiary of the Company who was an employee of the Company or any subsidiary of the Company as of the date of the termination of the Executive's employment with the Company or during the preceding six (6) month period, or solicit any such employee to leave such employee's employment or join the employ of another, then or at a later time.

          (e) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.


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

          (f) Because the breach of any of the provisions of this Section 10 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 10 and to a temporary and permanent injunction enjoining such breach (without being required to post a bond or furnish other security to show any damages).

          (g) In the event the Executive challenges this Agreement and an injunction is issued staying the implementation of any of the restrictions imposed by this Section 10, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise, except that the time remaining on the restrictions shall not be tolled during any period in which the Executive is unemployed.

     11. NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, five (5) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

         If to the Executive:     Mr. Steven Oshinsky
                                  23350 Water Circle
                                  Boca Raton Fl 33486
                                  FAX:  (561) 392-8455

         If to the Company:       Tremor Entertainment, Inc.
                                  2621 W. Empire Avenue
                                  Burbank, CA  91504
                                  Attention: Chief Financial Officer
                                  FAX:  (818) 729-0025


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

         With a copy to:          Jenkens & Gilchrist Parker Chapin LLP
                                  The Chrysler Building
                                  405 Lexington Avenue
                                  New York, NY  10174
                                  Attention:  Martin Eric Weisberg, Esq.
                                  FAX:  (212) 704-6288

or to such other address as a party may have furnished to the other parties in writing in accordance herewith. Any notice, consent, direction, approval, instruction, request or other communication given in accordance with this
Section 11 shall be effective after it is received by the intended recipient.

     12.  GENERAL PROVISIONS.

          (a) Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and permitted assigns; provided, however, that the Executive may not assign any of his rights or duties hereunder except upon the prior written consent of the Company. This Agreement shall be binding on any successor to the Company whether by merger, consolidation, acquisition of all or substantially all of the Company's assets or business or otherwise, as fully as if such successor were a signatory hereto, and the Company shall cause such successor to, and such successor shall, expressly assume the Company's obligations hereunder. The term "Company" as used in this Agreement shall include all such successors. Except as expressly permitted by this Section 13(a), nothing herein is intended to or shall be construed to confer upon or give any Person, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

          (B) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTE AN INCONVENIENT FORUM. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (c) Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in


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each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

          (d) Entire Agreement. This Agreement contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embody herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

          (e) Amendments; Waiver. This Agreement may be modified, amended or waived only by an instrument in writing signed by the Company and the Executive. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

          (f) Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document.

                           [Signature Page To Follow]


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     IN WITNESS WHEREOF, each of the Company and the Executive has executed this
Agreement as of the date first above written.


                                        TREMOR ENTERTAINMENT, INC.



                                        By:
                                           -------------------------------------
                                               Karen L. Benson
                                               Vice President - Finance and
                                               Administration


                                        ----------------------------------------
                                        Steven Oshinsky


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